Exhibit 10.3

ADAMAS VENTURES, INC.

SUBSCRIPTION AGREEMENT

The undersigned, intending to be legally bound, hereby irrevocably subscribes for and agrees to purchase ________________ shares of the common stock of Adamas Ventures, Inc., a Nevada corporation (the "Company"), for a fixed price of $0.01 per share. Simultaneous with the execution and delivery of this confirmation to the Company, the undersigned is either delivering a check made payable to “Adamas Ventures, Inc.” or sending a wire transfer payment to the Company’s account at:

Bank: _________________________________

_______________________________________

_______________________________________

SWIFT Code:  ___________________________

ABA Number:  __________________________

Account Name:  _________________________

Account Number: ________________________

The undersigned acknowledges that he/she has received a copy of the prospectus of the Company, dated ______________________, 20___ filed with the Securities and Exchange Commission (“Prospectus”) with respect to the offer and sale of the shares of stock being purchased. The undersigned is not relying on the Company or its affiliates with respect to economic considerations involved in this investment, but has relied solely on its own advisors.

The undersigned further acknowledges that although the shares of common stock being purchased from the Company are registered securities under the U.S. Securities Act of 1933, as amended, there may be restrictions on the resale of the shares imposed by the particular state law where the undersigned resides or in a jurisdiction outside of the United States. Accordingly, the undersigned will not offer to sell or sell the Shares in any jurisdiction unless the undersigned obtains all required consents, if any.

The undersigned understands that an investment in the shares is a speculative investment that involves a high degree of risk and the potential loss of his or her entire investment. The undersigned is further aware that no federal or state agency has (i) made any finding or determination as to the fairness of this investment, (ii) made any recommendation or endorsement of the shares or the Company, or (iii) guaranteed or insured any investment in the Shares or any investment made by the Company. The undersigned understands that the price of the stock purchased hereby bears no relation to the assets, book value or net worth of the Company and was determined arbitrarily by the Company.

Date: _______________________

Amount of Investment:  $________________ Number of Shares: _________________

1. Print Full Name of Investor Individual:

_______________________________________

Partnership, Corporation, Trust, Other:

_______________________________________

2. Permanent Address of Investor: _______________________________________

_______________________________________

_______________________________________

3. Name and Title of Primary Contact Person: _______________________________________

4. Telephone Number: _______________________________________

5. Facsimile Number: _______________________________________

6. E-mail Address: _______________________________________

7. US Social Security Number or

Identification number of home jurisdiction: _______________________________________

8. Authorized Signatory: _______________________________________

Title: _______________________________________

If the Investor is an entity, provide copy of Articles of Incorporation, Certificate of Incorporation or other evidence of existence, as well as a copy of the board resolution or other evidence of authorization to purchase the shares of the Company.